     As filed with the Securities and Exchange Commission on July 5, 1995.

                                                       Registration No. 33-_____
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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                   -----------------------------------------

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                   -----------------------------------------


                             GENERAL RE CORPORATION
             (Exact name of registrant as specified in its charter)

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                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

        ----------------------------------------------------------------

                                   06-1026471
                      (I.R.S. Employer Identification No.)

                  --------------------------------------------

                              695 East Main Street
                          Stamford, Connecticut  06904
         (Address, including zip code, of Principal Executive Offices)

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               SHARES ISSUABLE UNDER THE STOCK OPTION PLAN OF THE
                             GENERAL RE CORPORATION
                        1995 LONG-TERM COMPENSATION PLAN
                           (Full title of the plans)

                     --------------------------------------

                                Charles F. Barr
                                   Secretary
                             General Re Corporation
                              695 East Main Street
                          Stamford, Connecticut  06904
                                 (203) 328-5000
 (Name, address and telephone number, including area code, of agent for service)

                                  Calculation of Registration Fee
                                  -------------------------------

                                                   Proposed            Proposed
                                                    maximum             maximum
   Title of                     Amount to          offering            aggregate             Amount of
securities to be                be Regis-          price per           offering             registration
  registered                    tered(1)            Share(2)             price                  fee
- ----------------               ----------          -----------         ---------            ------------
Common Stock, par value        4,000,000 shares    $133.54             $534,171,200         $184,196.97
$.50 per share


         Total Fee                                                                          $184,196.97


- -----------------------------

(1) Pursuant to Rule 416(a), the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution provisions of the plan.

(2) Computed pursuant to Rules 457(c) and (h) based on the average of the high and low prices of the registrant's Common Stock as reported on the New York Stock Exchange on July 3, 1995.

                                    PART II

                      INFORMATION REQUIRED IN REGISTRATION
                    STATEMENT AND NOT REQUIRED IN PROSPECTUS


Item 3.      Incorporation of Documents by Reference

                 The following documents of General Re Corporation, a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this registration statement:

                 (a) The Company's Annual Report on Form 10-K (File No. 1-8026), filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on March 10, 1995.

                 (b) The Company's Current Report on Form 8-K, dated December 28, 1994 and filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act on January 12, 1995, and as amended on Form 8-K/A filed with the Commission on March 13, 1995.

                 (c) The Company's Current Report on Form 8-K, filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, on February 24, 1995.

                 (d) The Company's Current Report on Form 8-K, filed with Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, on March 31, 1995.

                 (e) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1994, filed with the Commission pursuant to
Section 13(a) or 15(d) of the Exchange Act on May 15, 1995.

                 (f) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A (Registration Number 1-8026), filed with the Commission on October 3, 1980.

                 All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

                 Any statement contained in a document incorporated in this registration statement by reference shall be deemed to be modified or superseded for the purpose of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is or is deemed to be incorporated in this registration statement by reference modifies or replaces such statement.

Item 4.          Description of Securities

                 Not applicable.

Item 5.          Interests of Named Experts and Counsel

                 Not applicable.

Item 6.          Indemnification of Directors and Officers

                 The Certificate of Incorporation of the Company contains a provision limiting the liability of directors for breach of fiduciary duty to the Company or its stockholders except for liability (i) for breach of a director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

                 Section 145 of Title 8 of the Delaware General Corporation Law empowers the Company to indemnify a director or officer in any action against him, by reason of the fact that he is a director or officer, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to an action by or in the right of the Company, he is not adjudged to be liable for negligence or misconduct in the performance of his duty to the Company.

                 Article V of the By-Laws of the Company provides, in detail, for the indemnification of directors and officers of the Company to the full extent permitted under said Section 145 of Title 8 of the Delaware General Corporation Law.

                 The Company maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering the Company for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by the Company.

                 The Board of Directors has approved, and the Company has entered into, certain agreements (the "Indemnification Agreements") with its directors and certain of its officers. In addition, the Board has authorized the Company to enter into similar agreements with future directors and officers and has declared it the policy of the Company to enter into such agreements.

                 Each Indemnification Agreement provides, in effect, that the Company shall indemnify the director or officer whenever the Company is legally permitted to do so. Directors and officers must be found to have met the relevant standards of conduct to be entitled to indemnification. If, pursuant to the Indemnification Agreements or otherwise, the Company is required to make payments in respect of its indemnification obligations in excess of or not covered by the Company's officers' and directors' liability insurance, such payments could materially adversely affect the Company's stockholders' equity.

Item 7.      Exemption from Registration

             Not applicable.

Item 8.      Exhibits

             Exhibit                           Description
             -------                           -----------
             4.1                               The Restated Certificate of Incorporation of the
                                               Company,  as amended, is incorporated by reference
                                               from the Company's Annual Report on Form 10-K
                                               (File No. 1-8026) for the fiscal year ended
                                               December 31, 1987.

             4.2                               The By-Laws of the Company, as amended, included
                                               in Exhibit 3(b) to the Company's Report on Form 8-K
                                               filed on February 24, 1995, is hereby
                                               incorporated herein by reference.

             4.3                               Rights Agreement of the Company, dated as of
                                               September 11, 1991 between the Company and the
                                               Bank of New York, as Rights Agent is incorporated
                                               by reference from the Company's Annual Report on
                                               Form 10-K (File No. 1-8026) for the fiscal year
                                               ended December 31, 1994.


             5                                 Opinion of Morgan, Lewis & Bockius with respect to
                                               legality.

             15                                Not applicable.

             23.1                              Consent of Coopers & Lybrand L.L.P.

             23.2                              Consent of Morgan, Lewis & Bockius (included in
                                               its opinion with respect to legality).

             24                                Not applicable.

             27                                Not applicable.

             28                                Combined Domestic Property/Casualty Insurance
                                               Companies Schedule P is hereby incorporated by
                                               reference from the Company's Form S-E filed on
                                               March 10, 1995.

             99                                Not applicable.


Item 9.      Undertakings

             (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the Prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

                 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on June 29, 1995.

                                            GENERAL RE CORPORATION


                                            By:/s/ Ronald E. Ferguson
                                               --------------------------------
                                               Ronald E. Ferguson
                                               President


                 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



/s/ Ronald E. Ferguson                          President, Chief Executive Officer,       June 29, 1995
- ------------------------                        Director and Chairman
Ronald E. Ferguson


/s/ Joseph P. Brandon                           Vice President and                        June 29, 1995
- ------------------------                        Chief Financial
Joseph P. Brandon                               Officer


/s/ Elizabeth A. Monrad                         Corporate Controller                      June 29, 1995
- ------------------------
Elizabeth A. Monrad


/s/Lucy W. Benson                               Director                                  June 30, 1995
- ------------------------
Lucy W. Benson


/s/ John C. Etling                              Director                                  June 29, 1995
- ------------------------
John C. Etling


/s/ Walter F. Williams                          Director                                  June 30, 1995
- ------------------------
Walter F. Williams

/s/ David E. McKinney                           Director                                  July 1, 1995
- ------------------------
David E. McKinney


/s/ Stephen A. Ross                             Director                                  July 1, 1995
- ------------------------
Stephen A. Ross


/s/ Edward H. Malone                            Director                                 June 30, 1995
- ------------------------
Edward H. Malone

                                 EXHIBIT INDEX

                                                                                        Sequentially
Exhibit                        Description                                             Numbered Page
- -------                        -----------                                             -------------
4.1                            The Restated Certificate of Incorporation of the
                               Company, as amended, is incorporated by reference
                               from the Company's Annual Report on Form 10-K
                               (File No. 1-8026) for the fiscal year ended
                               December 31, 1987.

4.2 The By-Laws of the Company, as amended, included in Exhibit 3(b) to the Company's Report on Form
                               8-K filed on February 24, 1995, is hereby incorporated herein by reference.

4.3 Rights Agreement of the Company, dated as of September 11, 1991 between the Company and the Bank of New York, as Rights Agent is incorporated by reference from the Company's Annual Report on Form 10-K (File No. 1-8026) for the fiscal year ended December 31, 1994.

5 Opinion of Morgan, Lewis & Bockius with respect to legality.

15                             Not applicable.

23.1                           Consent of Coopers & Lybrand L.L.P.

23.2 Consent of Morgan, Lewis & Bockius (included in its opinion with respect to legality).

24                             Not applicable.

27                             Not applicable.

28                             Combined Domestic Property/Casualty Insurance
                               Companies Schedule P is hereby incorporated by reference from the Company's Form S-E filed on March 10, 1995.

99                             Not applicable.